EXHIBIT 10.5

security agreement

This Security Agreement (this “Agreement”), dated as of April 17, 2023, is entered into by Chromocell Therapeutics Corporation, a Delaware corporation (the “Company” or the “Grantor”) in favor of Balmoral Financial Group LLC, a Delaware limited liability company, for itself and as collateral agent (in such capacity and together with any successor and any replacement named in accordance with the Purchase Agreement, the “Collateral Agent”) for the holders (the “Holders” or the “Purchasers”).

RECITALS

WHEREAS, the Company has issued to the Holders Senior Secured Promissory Notes as of the date hereof and due on October 17, 2023, following their issuance, in the aggregate principal amount of $540,000 (the “Notes”);

WHEREAS, pursuant to the Securities Purchase Agreement dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with its terms, the “Purchase Agreement”), the Holders have severally agreed to extend the loans to the Company evidenced by the Notes; and

WHEREAS, in order to induce the Holders to extend the loans evidenced by the Notes, the Grantor has agreed to grant the Holders a security interest in certain property of the Grantor to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Notes.

ARTICLE I DEFINED TERMS

1.1         Definitions. (a) Capitalized terms used but not defined herein shall be used to refer to any item included within the definition of such term under any Note, including if such term is defined in such Note merely by reference to such definition in the Purchase Agreement.

(b)       The following terms shall have the following meanings:

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Collateral” has the meaning specified in Section 2.1.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Regulation in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith, and all rights corresponding to any of the foregoing throughout the world.

“Excluded Property” means, collectively, (i) any Permit or similar agreement entered into by the Grantor (A) that prohibits or requires the consent of any Person other than the Company, any other Company Party or any of their respective Affiliates as a condition to the creation by the Grantor of a Lien on any right, title or interest in such Permit or other agreement or any Stock or Stock Equivalent related thereto or (B) to the extent that any Regulation applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Regulation, (ii) fixed or capital assets owned by the Grantor that is subject to a purchase money security interest or a Capital Lease if the documentation pursuant to which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person (other than the Company, any other Company Party and their respective Affiliates) as a condition to the creation of any other Lien on such equipment and (iii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property), all of which shall therefore be included in Collateral as provided hereunder.

“Intellectual Property” means any “Intellectual Property Rights” as defined in the Purchase Agreement, including all applicable Copyrights, Trademarks, Patents, Internet Domain Names, Trade Secrets and IP Licenses.

“Internet Domain Names” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Regulation in or relating to Internet domain names.

“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all agreements, licenses and other documentation (and all related IP Ancillary Rights), whether written or oral, granting any right title and interest in or relating to any Intellectual Property.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Regulation in or relating to any and all patents and patent applications and all inventions and improvements described and claimed therein, and all rights corresponding to any of the foregoing throughout the world.

“Pledged Certificated Stock” means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar documentation (as defined in the UCC), in each case owned by the Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Stock and Stock Equivalents set forth on the Disclosure Certificate. “Pledged Certificated Stock” excludes any Excluded Property.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of the Grantor in instruments evidencing any Indebtedness owed to the Grantor or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness set forth on the Disclosure Certificate, issued by the obligors named therein.

“Pledged Investment Property” means any investment property of the Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Collateral.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of the Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of the Grantor in, to and under any constituent documentation of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on the Disclosure Certificate, to the extent such interests are not certificated. “Pledged Uncertificated Stock” excludes any Excluded Property.

“Purchaser” has the meaning specified in the preamble hereto.

“Purchase Agreement” has the meaning specified in the preamble hereto.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Regulation in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, including all registrations and recordations thereof and all applications in connection therewith, all registrations and applications for registration and recording applications filed in connection therewith, including registrations and registration applications in the Applicable IP Office, all common law trademarks and the goodwill of the business symbolized by the foregoing, all licenses of the foregoing, whether as licensee or licensor, and all rights corresponding to any of the foregoing throughout the world.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Regulation in or relating to trade secrets, including all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of Nevada; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Regulation, any of the attachment, perfection or priority of any other Purchaser Party’s security interest in any Collateral is governed by the Uniform Commercial Code or comparable Regulation of a jurisdiction other than the State of Nevada, “UCC” shall mean the Uniform Commercial Code or comparable Regulation as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

(c)       The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined), including the following: “account,” “account debtor,” “as-extracted collateral,” “certificated security,” “chattel paper,” “commercial tort claim,” “commodity contract,” “deposit account,” “documents,” “electronic chattel paper,” “equipment,” “farm products,” “fixture,” “general intangible,” “goods,” “health-care-insurance receivable,” “instruments,” “inventory,” “investment property,” “letter-of-credit right,” “payment intangible,” “proceeds,” “record,” “securities account,” “security,” “supporting obligation” and “tangible chattel paper.”

1.2         Certain Other Terms.

(a)       The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein,” “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Article, Section or clause refer to the appropriate Annex to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to the Grantor shall refer to the Grantor’s Collateral or any relevant part thereof.

(b)       Section 6.15 (Interpretation) of the Purchase Agreement is applicable to this Agreement in accordance with its terms, as well as several other provisions of Article VI (Miscellaneous) of the Purchase Agreement. In addition, whenever used in this Agreement, “in the ordinary course of business of a Person” shall mean “in the ordinary course of business in all material respects consistent with past custom and practice of such Person as in effect on the date hereof with such changes as may be agreed to in writing by the Collateral Agent”.

ARTICLE II Grant of Security Interest

2.1         Collateral. For the purposes of this Agreement, all of the personal property, including the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a)       all accounts, as-extracted collateral, chattel paper, deposit accounts, documents, equipment, general intangibles (including all payment intangibles, Intellectual Property, rights to tax refunds, intercompany notes, rights arising out of leases, licenses, and contracts which are not accounts, computer software, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, options, warranties, service contracts, program services, rights to refund, reimbursement, indemnification, and subrogation, goodwill, licenses, royalties, franchises, customer lists, reversions from any retirement plan or arrangement, money, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code), instruments (including dividends and rights to payment arising out of partnership agreements and management contracts), inventory, investment property (including any Pledged Collateral and Pledged Investment Property) and any supporting obligations related thereto;

(b)       any commercial tort claims set forth on the Disclosure Certificate;

(c)       all books, records, ledgers, files, writings, data bases, plans, drawings, and information relating to any of the foregoing, pertaining to the other property described in this Section 2.1;

(d)       all property of the Grantor held by any Purchaser Party, including all property of every description, in the custody of or in transit to such Purchaser Party for any purpose, including safekeeping, collection or pledge, for the account of the Grantor or as to which the Grantor may have any right or power, including cash;

(e)       all other goods, fixtures, improvements (not constituting real property), and other personal property of the Grantor, whether tangible or intangible and wherever located; and

(f)        to the extent not otherwise included, all cryptocurrency and other blockchain assets; and

(g)       to the extent not otherwise included, all proceeds of the foregoing, including insurance proceeds (including any surrender value therefor, any right to return, or unearned premiums), causes and rights of action, remedies, privileges, settlements, judicial and arbitration judgments and awards, indemnities, Liens, warranties, or guaranties payable from time to time with respect to, or Lien or other security for, any of the foregoing;

provided, that “Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.

2.2         Grant of Security Interest in Collateral. The Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of the Grantor (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to the Collateral Agent, as agent for the Purchaser Parties, and grants to the Collateral Agent, as agent for the Purchaser Parties, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the Grantor.

ARTICLE III REPRESENTATIONS AND WARRANTIES

To induce the Holders and the Collateral Agent to enter into the Transaction Documents, the Grantor hereby represents and warrants each of the following to the Collateral Agent, as agent for the other Purchaser Parties:

3.1         Title; No Other Liens. Except for the Lien granted to the Purchaser Parties pursuant to this Agreement and other Permitted Liens under any Transaction Document (including Section 3.2 hereof and the Permitted Liens as such term is defined in the Notes), the Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. The Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

3.2         Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Collateral Agent, as agent for the Purchaser Parties, in all Collateral subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of such filings set forth on the Disclosure Certificate (which have been delivered to the Collateral Agent in completed and duly authorized form), (ii) [reserved], (iii) in the case of all Copyrights, Trademarks, Patents and other Intellectual Property for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of an agreement granting control to the Collateral Agent over such letter-of-credit rights, (v) in the case of electronic chattel paper, the completion of all steps necessary to grant control to the Collateral Agent over such electronic chattel paper and (vi) in the case of Vehicles, the actions required under Section 4.1(e). Such security interest shall be prior to all other Liens on the Collateral except as permitted by any Transaction Document upon (i) in the case of all Pledged Investment Property having instruments or certificates, Pledged Certificated Stock and Pledged Debt Instruments, the delivery thereof to the Collateral Agent of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, in each case properly endorsed for transfer to the Collateral Agent or in blank, (ii) [reserved] and (iii) in the case of all other instruments and tangible chattel paper that are not Pledged Collateral or Pledged Investment Property, the delivery thereof to the Collateral Agent of such instruments and tangible chattel paper. Except as set forth in this Section 3.2, all actions by the Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

3.3         Jurisdiction of Organization; Chief Executive Office. The Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of the Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is set forth on the Disclosure Certificate and such Disclosure Certificate also lists all jurisdictions of incorporation, legal names and locations of the Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.

3.4         Locations of Inventory, Equipment and Books and Records. On the date hereof, the Grantor’s inventory and equipment (other than inventory or equipment in transit) and books and records concerning the Collateral are kept at the locations listed on the Disclosure Certificate and such Disclosure Certificate also lists the locations of such inventory, equipment and books and records for the five years preceding the date hereof.

3.5         Pledged Collateral.

(a)       The Pledged Stock pledged by the Grantor hereunder (i) is set forth on the Disclosure Certificate and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on the Disclosure Certificate, (ii) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships) and (iii) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms.

(b)       As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates has been delivered to the Collateral Agent in accordance with Section 4.3(a).

(c)       Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as the Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of the Grantor, the Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

3.6         Instruments and Tangible Chattel Paper Formerly Accounts. No amount payable to the Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to the Collateral Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.6(a).

3.7         Intellectual Property. (a) The Disclosure Certificate sets forth a true and complete list of the following Intellectual Property the Grantor owns, licenses or otherwise has the right to use: (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) Intellectual Property and Software, separately identifying that owned and licensed to the Grantor and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Licenses or other rights (including franchises) granted by the Grantor with respect thereto.

(b)       On the Closing Date, all Intellectual Property owned by the Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Intellectual Property has been abandoned. No breach or default of any material IP License shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of the Grantor in, any Intellectual Property: (i) the consummation of the transactions contemplated by any Transaction Document or (ii) any holding, decision, judgment or order rendered by any Governmental Authority. There are no pending (or, to the knowledge of the Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or the Grantor’s rights in, any Intellectual Property of the Grantor. To the Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property of the Grantor. The Grantor, and to the Grantor’s knowledge each other party thereto, is not in material breach or default of any material IP License.

3.8         Commercial Tort Claims. The only commercial tort claims of the Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on the Disclosure Certificate.

3.9         Specific Collateral. None of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

3.10       Enforcement. No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Collateral Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

3.11       Representations and Warranties of the Purchase Agreement. The representations and warranties as to the Grantor and its Subsidiaries made by the Company in Section 3 (Representations and Warranties) of the Purchase Agreement are true and correct.

ARTICLE IV COVENANTS

The Grantor agrees with the Collateral Agent and the other Purchaser Parties to the following, as long as any Obligation remains outstanding and, in each case, unless the Collateral Agent and the Required Purchasers otherwise consent in writing:

4.1         Maintenance of Perfected Security Interest; Further Documentation and Consents.

(a)       The Grantor shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of any Transaction Document, any Regulation or any policy of insurance covering the Collateral and (ii) not enter into any agreement, obligation or undertaking restricting the right or ability of the Grantor or the Collateral Agent to enter into an Asset Sale, if such restriction would have a Material Adverse Effect.

(b)       The Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest and such priority against the claims and demands of all Persons (other than the Purchaser Parties).

(c)       The Grantor shall furnish to the Collateral Agent from time to time updates to the Disclosure Certificate and other lists, schedules and other documentation as may be requested by the Collateral Agent further identifying and describing the Collateral and such other documentation in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail and in form and substance satisfactory to the Collateral Agent.

(d)       At any time and from time to time, upon the written request of the Collateral Agent, the Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documentation, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Regulations) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Collateral Agent may reasonably request, including (A) using its best efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of the Collateral Agent of any Permit or other agreement, including any IP License, held by the Grantor and to enforce the security interests granted hereunder and (B) [reserved].

(e)       If requested by the Collateral Agent, the Grantor shall arrange for the Collateral Agent’s first priority security interest to be noted on the certificate of title of each Vehicle and shall file any other necessary documentation in each jurisdiction that the Collateral Agent shall deem advisable to perfect its security interests in any Vehicle.

(f)       To ensure that any of the Excluded Property set forth in clause (ii) of the definition of “Excluded Property” becomes part of the Collateral, the Grantor shall use its best efforts to obtain any required consents from any Person (other than any Company Party and their respective Affiliates) with respect to any Permit or Contractual Obligation with such Person entered into by the Grantor that requires such consent as a condition to the creation by the Grantor of a Lien on all or part of such Excluded Property.

4.2         Changes in Locations, Name, Etc.

(a)       Except upon 30 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all documentation reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests granted in the Transaction Documents, the Grantor shall not do any of the following:

(i)        change its jurisdiction of organization or its location, in each case from that referred to in Section 3.3; or

(ii)       change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

(b)       The Grantor shall not permit any inventory or equipment to be kept at a location other than those listed on the Disclosure Certificate, except for inventory or equipment in transit.

4.3         Pledged Collateral.

(a)       The Grantor shall (i) deliver to the Collateral Agent, in suitable form for transfer and in form and substance satisfactory to the Collateral Agent, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) [reserved].

(b)       Event of Default. During the continuance of an Event of Default, the Collateral Agent shall have the right, at any time in its discretion and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c)       Cash Distributions with respect to Pledged Collateral. Except as provided in Article V, the Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(d)       Voting Rights. Except as provided in Article V, the Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, that no vote shall be cast, consent given or right exercised or other action taken by the Grantor that would impair the Collateral or be inconsistent with or result in any violation of any provision of any Transaction Document.

4.4         Accounts. (a) The Grantor shall not, other than in the ordinary course of business, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that could adversely affect the value thereof.

(b)       The Collateral Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and, subject to the requirements set forth in Section 4.7 (Material Non-Public Information) of the Purchase Agreement, the Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection therewith. At any time and from time to time, upon the Collateral Agent’s request, subject to the requirements set forth in Section 4.7 (Material Non-Public Information) of the Purchase Agreement, the Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the accounts.

4.5         Equipment and Commodity Contracts. (a) The Grantor will use all equipment constituting Collateral solely in the ordinary course of business, will keep all tangible Collateral in good order and repair, and will not waste or destroy any part of the Collateral. The Grantor will not use any of the Collateral in violation of any Regulation in any material respect.

(b)       Except in the ordinary course of business (to the extent disclosed to the Purchasers and the Collateral Agent prior to the date hereof) and except as expressly permitted by this Agreement or the Purchase Agreement, the Collateral Agent does not authorize the Grantor to, and the Grantor will not, without the Collateral Agent’s prior written consent, sell, lease, assign, license, transfer, or otherwise dispose of or in any manner alter, modify, manufacture, process, or assemble the Collateral or any part thereof.

(c)       The Grantor may dispose of any equipment constituting Collateral which is worn out, destroyed, or damaged beyond repair; provided, that the Grantor (i) promptly replaces such disposed of equipment with new equipment, free of any Lien except for Permitted Liens, which has a value or utility at least equal as of the date of replacement to the value or utility of the replaced equipment as of the date hereof and (ii) provides the Collateral Agent with at least five (5) Business Days’ prior written notice of any such disposition of Equipment.

(d)       The Grantor shall not have any commodity contract other than with a Person approved by the Collateral Agent and subject to a Control Agreement.

4.6         Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. (a) If any amount payable under or in connection with any Collateral owned by the Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 4.3(a) and in the possession of the Collateral Agent, the Grantor shall mark all such instruments and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest Balmoral Financial Group LLC, as Collateral Agent” and, at the request of the Collateral Agent, shall immediately deliver such instrument or tangible chattel paper to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent.

(b)       The Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than the Collateral Agent.

(c)       If the Grantor is or becomes the beneficiary of a letter of credit that is not a supporting obligation of any Collateral, the Grantor shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify the Collateral Agent thereof and enter into an agreement with the Collateral Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such agreement shall assign such letter-of-credit rights to the Collateral Agent and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such agreement shall also direct all payments thereunder to an account controlled (as defined in the UCC) by the Collateral Agent. The provisions of such agreement shall be in form and substance reasonably satisfactory to the Collateral Agent.

(d)       If any amount payable under or in connection with any Collateral owned by the Grantor shall be or become evidenced by electronic chattel paper, the Grantor shall take all steps necessary to grant the Collateral Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.7         Intellectual Property. (a) Within 60 days after inclusion of any new Intellectual Property in the Disclosure Certificate, the Grantor shall provide the Collateral Agent notification thereof and the short-form intellectual property agreements and assignments as described in this Section 4.7 and other documentation that the Collateral Agent reasonably requests with respect thereto.

(b)       The Grantor shall (and shall cause all its licensees to) (i) (1) continue to use each Trademark included in the Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Regulations, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Intellectual Property may become publicly available or otherwise unprotectable.

(c)       The Grantor shall notify the Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or the Grantor’s ownership of, interest in, right to use, register, own or maintain any Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office). The Grantor shall take all actions that are necessary or reasonably requested by the Collateral Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Intellectual Property.

(d)       The Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person. In the event that any Intellectual Property of the Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, the Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

(e)       The Grantor shall execute and deliver to the Collateral Agent in form and substance reasonably acceptable to the Collateral Agent and suitable for (i) filing in the Applicable IP Office the short-form patent security agreement in the form attached hereto as Annex 3 for all Patents of the Grantor and (ii) recording with the appropriate Internet domain name registrar, a duly executed form of assignment for all Internet Domain Names of the Grantor (together with appropriate supporting documentation as may be requested by the Collateral Agent).

4.8         Landlord Waivers. If any Collateral is at any time not in transit and located on any Real Property not owned and possessed by a Grantor, the Grantor shall provide prompt written notice to the Collateral Agent and notify any owner, lessor, licensor of any part of, or any other Person having any right to enter on any part of, such Real Property of the Collateral Agent’s security interest in such Collateral. Upon the Collateral Agent’s request and option, the Grantor shall (i) instruct each such owner, lessor, licensor and other Person to hold all such Collateral for the Collateral Agent’s account subject to the Grantor’s instructions, or, if an Event of Default shall have occurred, subject to the Collateral Agent’s instructions and (ii) cause each such owner, lessor, licensor and other Person to enter into a landlord waiver in form and substance satisfactory to the Collateral Agent.

4.9         Third-Party Possession or Control. If any Collateral is at any time in the possession or control of any warehouseman, bailee, agent or independent contractor, the Grantor shall provide prompt written notice to the Collateral Agent and notify such warehouseman, bailee, agent or independent contractor of the Collateral Agent’s security interest in such Collateral. Upon the Collateral Agent’s request and option, the Grantor shall (i) instruct any such warehouseman, bailee, agent or independent contractor to hold all such Collateral for the Collateral Agent’s account subject to the Grantor’s instructions, or, if an Event of Default shall have occurred, subject to the Collateral Agent’s instructions and (ii) cause any such warehouseman, bailee, agent or independent contractor to enter into a collateral access agreement in form and substance satisfactory to the Collateral Agent.

4.10       Acquired Real Property. In the event the Grantor hereafter acquires any interest in any Real Property, the Grantor shall promptly: (a) provide the Collateral Agent with a description of the location of the applicable Real Property; (b) provide the Collateral Agent with a legal description of such Real Property sufficient to enable the Collateral Agent to record the financing statements in the appropriate Real Property records and the name of the record owner of the real estate if other than the Grantor and real estate descriptions; and (c) pay to the Collateral Agent the related filing fee and any recording or stamp taxes due in connection with such filings.

4.11       Notices. The Grantor shall promptly notify the Collateral Agent in writing of its acquisition of any interest hereafter in property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation. In addition, the Grantor shall promptly notify the Collateral Agent of each of the following: (a) any material adverse change in the Grantor’s financial condition or any change that materially affects any of the Collateral or the related security interest, (b) any claim, action, or proceeding which could materially and adversely affect the value of, or any the Grantor’s title to, any of the Collateral, or the effectiveness of the security interest, and (c) the occurrence of any Event of Default.

4.12       Notice of Commercial Tort Claims. The Grantor agrees that, if it shall acquire any interest in any commercial tort claim (whether from another Person or because such commercial tort claim shall have come into existence), (i) the Grantor shall deliver to the Collateral Agent within fifteen (15) calendar days of such acquisition, an update to the Disclosure Certificate that shall include a specific description of such commercial tort claim and the Grantor shall deliver any information about such commercial tort claim as the Collateral Agent shall reasonable request, (ii) Section 2.1 shall apply to such commercial tort claim and (iii) within fifteen (15) calendar days of such acquisition, the Grantor shall execute and deliver to the Collateral Agent, in each case in form and substance satisfactory to the Collateral Agent, any documentation, and take all other action, deemed by the Collateral Agent to be reasonably necessary or appropriate for the Collateral Agent to obtain, a perfected security interest having at least the priority set forth in Section 3.2 in all such commercial tort claims.

4.13       Compliance with Purchase Agreement. The Grantor hereby makes all representations and warranties, and agrees to comply with all covenants and other provisions, applicable to it or any of its Subsidiaries under the Purchase Agreement, including Section 3.1 Representations and Warranties of the Company Parties, 4.8 Use of Proceeds, 4.9 Indemnification of Each Purchaser Party, 5.8 Collateral Agent May File Proof of Claims and 6.2 Fees and Expenses and of the Purchase Agreement and agrees to the same submission to jurisdiction as that agreed to by the Company in the Purchase Agreement. Any update to the Disclosure Certificate delivered in accordance with the Transaction Documents shall, after the receipt thereof by the Collateral Agent, become part of the Disclosure Certificate for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

ARTICLE V REMEDIES

5.1         Code and Other Remedies.

(a)       UCC Remedies. During the continuance of an Event of Default, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a Purchaser Party under the UCC or any other applicable law.

(b)       Disposition of Collateral. Without limiting the generality of the foregoing, the Collateral Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving the Grantor or any other Person notice or opportunity for a hearing on the Collateral Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) as further set forth herein, enter into transfers, sales, or other dispositions of, grant option or options to purchase and deliver, any Collateral (enter into any Contractual Obligation to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Purchaser Party or elsewhere upon such terms and conditions and times and locations as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.

(c)       Regulated Sales. To the extent, and only to the extent, required by Regulation and prohibited by Regulation to be waived by the Grantor (which the Grantor hereby expressly waives to the fullest extent permitted by Regulation), the Grantor agrees that ten (10) days’ written notice is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions of the Collateral Agent’s intention to make any transfer, sale or other dispositions of any Collateral. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine in its sole and absolute discretion. The Collateral Agent shall not be obligated to sell any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but none of the Collateral Agent or the other Purchaser Parties shall incur any Liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by Regulations, private) sale made in accordance with the Transaction Documents, the Collateral Agent and any other Purchaser Party may bid for or purchase, free (to the extent permitted by Regulation) from any right or equity of redemption, stay, valuation or appraisal on the part of the Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to the Purchaser Parties (in the case of the Collateral Agent) or, as the case may be, such Purchaser Party from the Grantor as a credit against the purchase price, and the Collateral Agent (or, as the case may be, such Purchaser Party) may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement, all Events of Default shall have been remedied and no Obligation shall remain outstanding. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.1 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

(d)       Management of the Collateral. The Grantor further agrees, that, during the continuance of any Event of Default, (i) at the Collateral Agent’s request, it shall assemble the Collateral and make it available to the Collateral Agent at places that the Collateral Agent shall reasonably select, whether at the Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Collateral Agent also has the right to require that the Grantor store and keep any Collateral pending further action by the Collateral Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Collateral Agent is able to enter into an asset sale with respect to any Collateral, the Collateral Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent and (iv) the Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Purchaser Parties), with respect to such appointment without prior notice or hearing as to such appointment. The Collateral Agent shall not have any obligation to the Grantor to maintain or preserve the rights of the Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Collateral Agent.

(e)       Application of Proceeds. The Collateral Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and any other Purchaser Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, as set forth in the Purchase Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any Regulation, need the Collateral Agent account for the surplus, if any, to the Grantor.

(f)       Direct Obligation. Neither the Collateral Agent nor any other Purchaser Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, the Grantor, any other Purchaser Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Collateral Agent and any other Purchaser Party under any Transaction Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Regulation. To the extent it may lawfully do so, the Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Collateral Agent, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(g)       Commercially Reasonable. To the extent that applicable Regulations impose duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, the Grantor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent to do any of the following:

(i)        fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Collateral Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii)       fail to obtain Permits, or other consents, for access to any Collateral to dispose of, or for the collection of, any Collateral, or, if not required by other Regulations, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii)      fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)      advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring any such Collateral;

(v)       exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Collateral Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

dispose of assets in private sales instead of, or through exchange or wholesale rather than, retail markets;

(vi)      disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(vii)     purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of any Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of any Collateral.

The Grantor acknowledges that the purpose of this Section 5.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Purchaser Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 5.1. Without limitation upon the foregoing, nothing contained in this Section 5.1 shall be construed to grant any rights to the Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable Regulations in the absence of this Section 5.1.

(h)       IP Licenses. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 5.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, enter into an asset sale with respect to, or grant options to purchase any Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby grants to the Collateral Agent, for the benefit of the Purchaser Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to the Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by the Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to the Grantor) to use, operate and occupy all Real Property owned, operated, leased, subleased or otherwise occupied by the Grantor.

(i)       Performance by the Collateral Agent or any other Purchaser Party. The Collateral Agent may, but is not obligated to, perform or attempt to perform any Contractual Obligation of the Grantor contained herein with or without prior written notice to the Grantor. If any material part of the Collateral becomes the subject of any Proceeding and the Grantor fails to defend fully such Proceeding and to protect the Grantor’s and Purchaser Parties’ rights in such Collateral in good faith, the Collateral Agent may, at its option but at Grantor’s cost, elect to defend and control the defense of such litigation or other proceeding, and may (i) select and retain counsel, (ii) determine whether settlement shall be offered or accepted, and (iii) determine and negotiate all settlement terms.

5.2         Accounts and Payments in Respect of General Intangibles.

(a)       In addition to, and not in substitution for, any similar requirement in the Purchase Agreement, if required by the Collateral Agent at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by the Grantor, shall be promptly (and, in any event, within two (2) Business Days) deposited by the Grantor in the exact form received, duly indorsed by the Grantor to the Collateral Agent, in a Collection Account, subject to withdrawal by the Collateral Agent as provided in Section 5.4. Until so turned over, such payment shall be held by the Grantor in trust for the Collateral Agent, segregated from other funds of the Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)       At any time during the continuance of an Event of Default:

(i)        the Grantor shall, upon the Collateral Agent’s request, deliver to the Collateral Agent all original and other documentation evidencing, and relating to, the agreements, arrangements and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent;

(ii)       the Collateral Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of the Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, the Collateral Agent may at any time enforce the Grantor’s rights against such account debtors and obligors of general intangibles; and

(iii)      the Grantor shall take all actions, deliver all documentation and provide all information necessary or reasonably requested by the Collateral Agent to ensure any Internet Domain Name is registered.

(c)       Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Purchaser Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Transaction Document or the receipt by any Purchaser Party of any payment relating thereto, nor shall any Purchaser Party be obligated in any manner to perform any obligation of the Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

5.3         Pledged Collateral.

(a)       Voting Rights. During the continuance of an Event of Default, upon notice by the Collateral Agent to the Grantor, the Collateral Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Collateral Agent shall have no duty to the Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)       Proxies. In order to permit the Collateral Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) the Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, the Grantor hereby grants to the Collateral Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall remain in place as long as any Obligation shall remain outstanding.

(c)       Authorization of Issuers. The Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from the Grantor, each issuer of any Pledged Collateral pledged hereunder by the Grantor to (i) comply with any instruction received by it from the Collateral Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and the Grantor agrees that such issuer shall be fully protected from Liabilities to the Grantor in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Collateral Agent.

5.4         Proceeds to be Turned over to and Held by Collateral Agent. Unless otherwise expressly provided in the Purchase Agreement or this Agreement, all proceeds of any Collateral received by the Grantor hereunder in Cash, certificates of deposit, bankers’ acceptances, time and demand deposits and other similar cash equivalents shall be held by the Grantor in trust for the Collateral Agent and the other Purchaser Parties, segregated from other funds of the Grantor, and shall, promptly upon receipt by the Grantor, be turned over to the Collateral Agent in the exact form received (with any necessary endorsement). All such proceeds and other proceeds being held by the Collateral Agent (or by the Grantor in trust for the Collateral Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Purchase Agreement.

5.5         Registration Rights.

(a)       If, in the opinion of the Collateral Agent, it is necessary or advisable to transfer any portion of the Pledged Collateral by registering such Pledged Collateral under the provisions of the Securities Act of 1933 (the “Securities Act”), the Grantor shall cause the issuer thereof to do or cause to be done all acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register such Pledged Collateral or that portion thereof to be transferred under the provisions of the Securities Act, all as directed by the Collateral Agent in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto and in compliance with the securities or “Blue Sky” laws of any jurisdiction that the Collateral Agent shall designate.

(b)       The Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(c)       The Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to this Section 5.5 valid and binding and in compliance with all applicable Regulations. The Grantor further agrees that a breach of any covenant contained in this Section 5.5 will cause irreparable injury to the Collateral Agent and other Purchaser Parties, that the Collateral Agent and the other Purchaser Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against the Grantor, and the Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Purchase Agreement.

5.6         Deficiency. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Collateral Agent or any other Purchaser Party to collect such deficiency.

ARTICLE VI OTHER RIGHTS OF COLLATERAL AGENT

6.1         Collateral Agent’s Appointment as Attorney-in-Fact. (a) The Grantor hereby irrevocably constitutes and appoints the Collateral Agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of the Transaction Documents, to take any appropriate action and to execute any documentation or instrument that may be necessary or desirable to accomplish the purposes of the Transaction Documents, and, without limiting the generality of the foregoing, the Grantor hereby gives the Collateral Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do any of the following when an Event of Default shall be continuing:

(i)       in the name of the Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii)      in the case of any Intellectual Property owned by or licensed to the Grantor, execute, deliver and have recorded any documentation that the Collateral Agent may request to evidence, effect, publicize or record the Collateral Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of the Grantor relating thereto or represented thereby;

(iii)     pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Purchase Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv)      execute, in connection with any sale provided for in Section 5.1 or Section 5.5, any documentation to effect or otherwise necessary or appropriate in relation to evidence the transfer of any Collateral; or

(v)       (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other documentation in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against the Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, (G) assign any Intellectual Property owned by the Grantor or any IP Licenses of the Grantor throughout the world on such terms and conditions and in such manner as the Collateral Agent shall in its sole discretion determine, including the execution and filing of any documentation necessary to effectuate or record such assignment and (H) generally, enter into an Asset Sale with respect to, grant a Lien on, enter into any agreement or other obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes and do, at the Collateral Agent’s option, at any time or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon any Collateral and the Purchaser Parties’ security interests therein and to effect the intent of the Transaction Documents, all as fully and effectively as the Grantor might do.

(b)       If the Grantor fails to perform or comply with any obligation contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such obligation.

(c)       The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at the rate set forth in Section 2.2 (Interest) of the Purchase Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the Grantor, shall be payable by the Grantor to the Collateral Agent on demand.

(d)       The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 6.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2         Authorization to File Financing Statements. The Grantor authorizes the Collateral Agent, its Affiliates and their Related Parties, contractors and agents, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documentation or instruments with respect to any Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the applicable UCC, and contain any other information required pursuant to the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including, in the case of financing statements filed as fixture filings or indicating Collateral as as-extracted collateral or as otherwise required by applicable Regulation, a sufficient description of the Real Property related to the applicable Collateral. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording documentation or instrument for filing or recording in any jurisdiction. The Grantor also hereby ratifies its authorization for the Collateral Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

6.3         Authority of Collateral Agent. The Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Purchaser Parties, be governed by the Purchase Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Purchaser Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

6.4         Duty; Obligations and Liabilities. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Affiliates shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, the Collateral Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Collateral Agent in good faith.

6.5         Obligations and Liabilities with respect to Collateral. No Purchaser Party and no Affiliate thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Collateral Agent hereunder shall not impose any duty upon any other Purchaser Party to exercise any such powers. The other Purchaser Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

ARTICLE VII MISCELLANEOUS

7.1         Reinstatement. The Grantor agrees that, if any payment made by any Purchaser Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Purchaser Party to such Purchaser Party, its estate, trustee, receiver or any other party, including the Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, any Lien or other Collateral securing the Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any other provision of this Agreement shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any the Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

7.2         Independent Obligations. The obligations of the Grantor hereunder are independent of and separate from the Secured Obligations. If any Secured Obligation is not paid when due, or upon any Event of Default, the Collateral Agent may, at its sole election, proceed directly and at once, without notice, against the Grantor and any Collateral to collect and recover the full amount of any Secured Obligation then due, without first proceeding against any other Grantor, any other Company Party or any other Collateral and without first joining any other Grantor or any other Company Party in any proceeding.

7.3         No Waiver by Course of Conduct. No Purchaser Party shall by any act (except by a written instrument pursuant to Section 7.4), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Purchaser Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Purchaser Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Purchaser Party would otherwise have on any future occasion.

7.4         Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Purchase Agreement; provided, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by the Collateral Agent and the Grantor directly affected thereby.

7.5         Additional Grantors; Additional Pledged Collateral.

(a)       Joinder Agreements. Consistent with Section 7.5 of the Purchase Agreement, the Company shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder. Each such Subsidiary shall execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

(b)       Pledge Amendments. To the extent any Pledged Collateral has not been delivered as of the Closing Date, the Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”). The Grantor authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement.

7.6         Notices. All notices, requests and demands to or upon the Collateral Agent or the Grantor hereunder shall be effected in the manner provided for in Section 8.2 of the Purchase Agreement; provided, that any such notice, request or demand to or upon the Grantor shall be addressed to the Company’s notice address set forth in such Section 8.2.

7.7         Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of each Purchaser Party and their successors and assigns; provided, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

7.8         Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by e-mail shall be as effective as delivery of a manually executed counterpart hereof.

7.9         Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.

7.10       Survival. All representations and warranties made by the Grantor in the Transaction Documents (including any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made by the Grantor under this Agreement (including those representations and warranties set forth in the immediately preceding sentence) shall be made or deemed to be made at and as of the date hereof (except those that are expressly made as of a specific date), shall survive the date here and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Collateral Agent or any borrowing hereunder. Notwithstanding any termination of this Agreement, the indemnities to which the Purchaser Parties are entitled under the provisions of this Agreement or any other Transaction Document shall continue in full force and effect and shall protect the Purchaser Parties against events arising after such termination as well as before. This Agreement shall be reinstated at any time any payment of any Secured Obligation, in whole or in part, is rescinded or must otherwise be returned by the Collateral Agent upon the insolvency, bankruptcy or reorganization of the Grantor or other Company Party or otherwise, all as though such payment had not been made.

7.11       [Reserved]

7.12       Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of the security interest in the Collateral, and all obligations of the Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Transaction Document or any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Transaction Documents or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Secured Obligations or this Agreement (other than payment of the outstanding Secured Obligations).

7.13       Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware.

7.14       Waiver of Jury Trial. The parties hereto hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Action, directly or indirectly based upon or arising out of this Agreement (whether based on contract, tort or any other theory). Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other parties would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this Agreement and the other Transaction Documents by, among other things, the mutual waivers and certifications in this section.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

CHROMOCELL THERAPEUTICS CORPORATION as Company and Grantor

By:	/s/ Francis Knuettel II
Name: Francis Knuettel II
Title: Chief Financial Officer

ACCEPTED AND AGREED
as of the date first above written:

Balmoral Financial Group LLC as Collateral Agent

By:	/s/ Ezra Friedberg
Name: Ezra Friedberg
Title: General Partner

SIGNATURE PAGE TO SECURITY AGREEMENT CHROMOCELL THERAPEUTICS CORPORATION.

ANNEX 1 to Security Agreement1

Form of Pledge Amendment

This Pledge Amendment, dated as of __________ __, 20__, is delivered pursuant to Section 7.5 of the Security Agreement, dated as of April [●], 2023, by Chromocell Therapeutics Corporation, a Delaware corporation (the “Company” and the “Grantor”), and the other Company Parties and Affiliates of the Company from time to time party thereto as Grantors in favor of Balmoral Financial Group LLC, as collateral agent for the Purchaser Parties referred to therein (the “Security Agreement”). Capitalized terms used herein without definition are used as defined in the Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 3.1, 3.2, 3.5 and 3.10 of the Security Agreement is true and correct and as of the date hereof as if made on and as of such date.

[GRANTOR]

By:
Name:
Title:

To be used for pledge of Additional Pledged Collateral by existing Grantor.

ANNEX 1-A

PLEDGED STOCK

ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT INSTRUMENTS

ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S),	FINAL MATURITY	PRINCIPAL AMOUNT

ACKNOWLEDGED AND AGREED
as of the date first above written:

Balmoral Financial Group LLC,

as Collateral Agent

By:
Name:
Title:

ANNEX 2 TO SECURITY AGREEMENT

Form of Joinder Agreement

This Joinder Agreement, dated as of _________ __, 20__, is delivered pursuant to Section 7.5 of the Security Agreement, dated as of April [●], 2023 by Chromocell Therapeutics Corporation, a Delaware corporation (the “Company”) and the Affiliates of the Company from time to time party thereto as Grantors in favor of Balmoral Financial Group LLC, a Delaware limited liability company, as lender and collateral agent for the Purchaser Parties referred to therein (the “Security Agreement”). Capitalized terms used herein without definition are used as defined in the Security Agreement

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 7.5 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Purchaser Parties, and grants to the Collateral Agent for the benefit of the Purchaser Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Security Agreement.

The information set forth in Annex 1 hereto is hereby added to the information set forth in the Disclosure Certificate. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Purchase Agreement and that the Pledged Collateral listed on Annex 1 to this Joinder Amendment shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article III of the Security Agreement (including by reference to the Purchase Agreement) applicable to it and its Subsidiaries is true and correct on and as the date hereof as if made on and as of such date.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED
as of the date first above written:

[THE GRANTOR PLEDGING
ADDITIONAL COLLATERAL]

By:
Name:
Title:

Balmoral Financial Group LLC,
as Collateral Agent

By:
Name:
Title:

SECURITY AGREEMENT

FORM OF
PATENT SECURITY AGREEMENT

(see attached)